EXHIBIT 14(c)

THE FIRST AMERICAN

INDIVIDUAL RETIREMENT
ACCOUNT

IRA

APPLICATIONS + DOCUMENTATION

[LOGO] FIRST AMERICAN FUNDS
The power of disciplined investing


COMMONLY ASKED QUESTIONS:

Q        Who is eligible to make IRA contributions?

A An individual is eligible to make contributions to an IRA for each year in which compensation is earned up to, but not including, the year in which he or she attains age 70 1/2.

Q        How much and how frequently may I contribute to my IRA?

A A maximum of $2,000 or 100% of annual compensation, whichever is less, may be contributed to an IRA each year. The limit applies regardless of the tax deductibility of your contribution. Contributions can be made to an IRA at any time up to the due date for filing federal income tax returns for a given tax year.

Q How can I determine whether my IRA contributions will be deductible for federal income tax purposes?

A        Your contribution may be deductible, subject to certain limits, if:

         * neither you nor your spouse is an active participant in an employer retirement plan, OR

         * if your adjusted gross income for the year does not exceed certain dollar limits while either you or your spouse is an active participant in an employer-maintained plan.

Talk with your financial advisor for more information on deductibility of your contributions.



Some Useful Definitions

IRA -- Individual Retirement Account.

Tax-deferred -- Term describing an investment whose accumulated earnings are free from taxation until the investor takes possession of them. Holders of IRAs postpone paying taxes on interest, dividends or capital appreciation on investments if they wait until age 59 1/2 to cash in on those gains.

Defined Benefit Plan -- A qualified plan that promises to pay a specified amount to each participant upon retirement (certain vesting rules may apply).

Defined Contribution Plan -- A qualified plan that accepts pre-tax contribution from eligible participants earnings, allowing these contributions to accumulate tax-deferred until withdrawal by the participants (certain rules apply). TransferMoving assets directly from one institution to another between like retirement plans.

Rollover -- Moving assets from another qualified plan to an IRA.


[LOGO] FIRST AMERICAN FUNDS


[LOGO] First American Funds, Inc.

First American Investment Funds, Inc.
First American Funds, Inc.

IRA ADOPTION AND
NEW ACCOUNT AGREEMENT


MAIL TO: First American Funds
P.O. Box 419382, Kansas City, MO 64141-6382
FOR INFORMATION, CALL:
First American Funds 1-800-637-2548



Please Print Clearly

1.       IRA REGISTRATION


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FIRST NAME      MIDDLE INITIAL      LAST NAME (IRA ACCOUNT HOLDER)

-------------------------------------------------------------------------------
DATE OF BIRTH     SOCIAL SECURITY NUMBER

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ADDRESS OR P.O. BOX

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CITY                                    STATE     ZIP

(    )                                   (    )
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DAYTIME PHONE                            EVENING PHONE

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ACCOUNT NUMBER (COMPLETE ONLY IF EXISTING ACCOUNT)

[ ] U.S. Citizen     [ ] Other    ---------------------------------------
                                                  SPECIFY


2.       IRA CONTRIBUTION SELECTION

Date of Contribution                  Amount $
                     ----------------         ----------------

Contribution for tax year 19
                            ----

Check all boxes appropriate for initial deposit:

[ ] Contributory      [ ] Spousal      [ ] Rollover*      [ ] Transfer*
    Transfer/Rollover From:
                             -----------------------------------------
                             SPECIFY NAME OF PRESENT TRUSTEE/CUSTODIAN
[ ] SEP/IRA
    Employer:
              -----------------------------------------------------

* Complete Direct Transfer/Rollover Form as needed.


3.       IRA FEE SCHEDULE

The IRA fee per account is $20 per year. This fee is not prorated and is subject to change at any time.


4.       RIGHTS OF ACCUMULATION

YES, I am a First American Fund shareholder of Class A and/or B Shares. List all of your accounts, joint accounts with your spouse, and accounts you and your spouse hold for the benefit of your minor children.

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ACCOUNT NAME                       ACCOUNT NUMBER

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ACCOUNT NAME                       ACCOUNT NUMBER

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ACCOUNT NAME                       ACCOUNT NUMBER


5.       FIRST AMERICAN FUND SELECTION

CHECK THE FUND(S) AND INDICATE THE AMOUNT OF INVESTMENT FOR EACH
FUND. ENCLOSE ONE CHECK FOR THE TOTAL AMOUNT OF YOUR INVESTMENT.

Fund                             Amount          Class of Shares

MONEY MARKET FUNDS
------------------
Prime Obligations            $             [ ] A(766)   [ ] B(767)
                              -----------

INCOME FUNDS
------------
Limited Term Income          $             [ ] A(778)
                              -----------
Intermediate Term Income     $             [ ] A(776)
                              -----------
Intermediate Government Bond $             [ ] A(769)
                              -----------
Fixed Income                 $             [ ] A(773)   [ ] B(774)
                              -----------

DIVERSIFIED FUNDS
-----------------
Asset Allocation             $             [ ] A(795)   [ ] B(796)
                              -----------
Balanced                     $             [ ] A(798)   [ ] B(799)
                              -----------

GROWTH AND INCOME FUNDS
-----------------------
Real Estate Securities       $             [ ] A(817)   [ ] B(820)
                              -----------
Equity Index                 $             [ ] A(789)   [ ] B(790)
                              -----------
Equity Income                $             [ ] A(759)   [ ] B(764)
                              -----------
Stock                        $             [ ] A(783)   [ ] B(784)
                              -----------
Diversified Growth           $             [ ] A(760)   [ ] B(765)
                              -----------

GROWTH FUNDS
------------
Special Equity               $             [ ] A(786)   [ ] B(787)
                              -----------
Regional Equity              $             [ ] A(792)   [ ] B(793)
                              -----------
Emerging Growth              $             [ ] A(808)   [ ] B(809)
                              -----------
International                $             [ ] A(814)   [ ] B(815)
                              -----------
Technology                   $             [ ] A(811)   [ ] B(812)
                              -----------
Health Sciences              $             [ ] A(821)   [ ] B(822)
                              -----------
Other                        $             [ ] A(000)   [ ] B(000)
                              -----------
TOTAL INVESTMENT             $
                              -----------


6.       DIVIDEND INCOME & CAPITAL GAINS

CHECK YOUR CHOICE OF DIVIDEND/CAPITAL GAIN DISTRIBUTION AND CHOOSE YOUR PAYMENT METHOD, IF APPLICABLE.

Check one only; if none is checked, all dividend income and capital gains, if any, will be reinvested automatically.

[ ] Reinvest all dividend income and capital gains
[ ] Pay all dividend income and/or capital gains in cash

METHOD OF PAYMENT: If dividend income or capital gains are to be distributed in cash, select one of the following. A SEPARATE FORM MUST BE COMPLETED REQUESTING THESE PERIODIC IRA DISTRIBUTIONS.

[ ] Check sent to the address of record
[ ] Cash via Automated Clearing House (ACH)

Please be sure to fill in Section 10 or attach a voided check or deposit slip to this form.


7.       WAIVER OF TELEPHONE TRANSFER

The Fund(s) currently offer telephone transfer privileges to its shareholders, whereby a shareholder can make wire transfers or telephone exchanges over the telephone.

Neither the Transfer Agent nor the Fund(s) will be responsible for the authenticity of redemption instructions received by telephone if it reasonably believes those instructions to be genuine. The Fund(s) and its Transfer Agent will each employ reasonable procedures to confirm that telephone instructions are genuine, and may be liable for losses resulting from unauthorized or fraudulent telephone instructions if it does not employ these procedures. Such procedures may include taping of telephone conversations.

[ ]  I choose to waive the telephone transfer feature indicated above.


8.       SYSTEMATIC EXCHANGE PLAN (OPTIONAL)

COMPLETE EITHER SECTION A OR B BELOW.

A. FOR SYSTEMATIC EXCHANGES FROM FIRST AMERICAN PRIME OBLIGATIONS CLASS A TO ALL OTHER CLASS A FUNDS.* Exchanges will take place on the 20th of each Month.

Total Investment Amount to be exchanged:  $
                                            -----------------------
From: Prime Obligations Account No. (if known)
                                               ----------------------------

To: Fund Name and Account Number (if known)Monthly $ Amount ($25 min.)
                                          $              /month
----------------------------------------   --------------
                                          $              /month
----------------------------------------   --------------
                                          $              /month
----------------------------------------   --------------

*Please note that if anticipated investment over the next 13 months is greater than $50,000, you may complete Section 9 for Letter of Intent breakpoints.

B. FOR SYSTEMATIC EXCHANGES FROM FIRST AMERICAN PRIME OBLIGATIONS CLASS B TO ALL OTHER CLASS B FUNDS.

Entire investment must be exchanged within: (MUST choose one)

[ ] Six months from date of purchase
[ ] Twelve months from date of purchase

Exchanges will take place on the 20th of each Month.
**Total Investment Amount  $
                            -----------------------------------

From: Prime Obligations Account No. (if known)
                                               ------------------------------

To: Fund Name and Account Number (if known)Amount Total per Fund***

                                          $
----------------------------------------   --------------------
                                          $
----------------------------------------   --------------------
                                          $
----------------------------------------   --------------------

(Must equal initial total investment above)  **Total $__________

***Each fund investment amount must total at least $250. The monthly investment amount will be calculated automatically by dividing the total amount per fund by the time period chosen above. The exchange each month must equal at least $25 per fund.


9.       LETTER OF INTENT (OPTIONAL)

LETTER OF INTENT ALLOWS YOU TO AGGREGATE ANTICIPATED PURCHASES OVER A 13-MONTH PERIOD TO OBTAIN A REDUCED SALES CHARGE. THIS IS AVAILABLE ONLY IN THE CASE OF A ROLLOVER OR TRANSFER.

[ ] Check box if you want this service.

Although I am not obligated to do so, I intend to purchase shares of First American Funds (as enumerated in the prospectus) over the next 13-month period which will equal or exceed:

[ ] $50,000    [ ] $250,000   [ ] $1 Million
[ ] $100,000   [ ] $500,000

The Letter of Intent may include all purchases up to 90 days preceding the date the letter was signed. Each purchase will be made at the then reduced offering price applicable to the amount checked above, as described in the prospectus. By completing this Letter of Intent and signing this Application, I agree to the terms and conditions of the Letter of Intent. I hereby irrevocably constitute and appoint SEI Financial Services Company, my attorney, with full power of substitution, to surrender for redemption any or all shares of First American Funds held as security as described in the prospectus.


10.      BANK & WIRE INSTRUCTIONS

If you wish to make use of the Systematic Investment Plan (See Section 11), you must attach a voided check for the bank account you wish to use, OR provide full bank account information as shown below. Any change in these instructions must be made in writing to First American Funds.

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BANK NAME                               BRANCH OFFICE (IF APPLICABLE)

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BANK ADDRESS (DO NOT USE P.O. BOX)

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CITY                                        STATE    ZIP

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NAME(S) ON YOUR BANK ACCOUNT

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BANK ACCOUNT NUMBER                             BANK ABA NUMBER

Account Type (check one):       [ ] Checking      [ ] Savings


11.      SYSTEMATIC INVESTMENT PLAN (OPTIONAL)

IF YOU CHOOSE THIS OPTION, YOU MUST ATTACH A VOIDED CHECK OF THE BANK ACCOUNT YOU WISH TO USE OR PROVIDE FULL BANK INFORMATION IN SECTION 10. ANY CONTRIBUTIONS MADE UNDER THIS METHOD SHALL BE TREATED AS REGULAR CONTRIBUTIONS FOR THE YEAR DEPOSITED.

[ ] Check box if you want this service.*

I authorize the Fund Distributor, SEI Financial Services Company, to draw on my bank account on a periodic basis as indicated below, for investments in my First American Funds account. I understand that if there are insufficient funds in my account, finance charges may apply.

[ ] I have attached a voided check, OR
[ ] I have provided bank information in Section 10
[ ] Periodic investment amount $
                                ------------------------------------------
                                               ($25 MINIMUM)

Name of Fund
             ---------------------------------------------------------------

*To specify additional SIPinvestments, please attach a separate sheet. See your IRA Disclosure Statement for yearly contribution limits.

PREFERRED INVESTMENT SCHEDULE:
Monthly, on the (check one):
[ ] 5th day of each month beginning
                                     -----------------------------------
                                                    (MONTH)

[ ] 20th day of each month beginning
                                     -----------------------------------
                                                    (MONTH)


12.      BENEFICIARY DESIGNATION

I may change my Beneficiary(ies) at any time, but only by filing a new Designation of Beneficiary with the Custodian.

PRIMARY BENEFICIARY:

-------------------------------------------------------------------------------
NAME

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RELATIONSHIP                    DATE OF BIRTH                    % OF SHARES

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ADDRESS

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CITY                                        STATE    ZIP

SECONDARY BENEFICIARY:

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NAME

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RELATIONSHIP                    DATE OF BIRTH                    % OF SHARES

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ADDRESS

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CITY                                        STATE    ZIP


13.      PLAN ADOPTION AND SIGNATURES

* I have received and read the prospectus for each of the Funds in which I am investing, and believe each investment is suitable for me. I understand that the prospectus terms are incorporated into this IRA Adoption and New Account Agreement by reference.

* I authorize the Fund, their affiliates and agents to act on any instructions believed genuine for any service authorized on this form. I agree they will not be liable for any resulting loss or expense.

* I am of legal age in my state and have the authority and legal capacity to purchase mutual fund shares.

* I understand that the authorization(s) with respect to Exchange Between Funds, and Redemption via Wire Transfer are subject to the conditions and limitations set forth in the current prospectus(es). I ratify any instructions given, pursuant to the above authorization(s) and agree that SEI Financial Services Company, the Transfer Agent, First American Funds or any affiliate or their officers, directors or employees will not be liable for any loss, expense or cost for acting upon any instructions or inquiries believed to be genuine.

* I understand that First Bank National Association serves as investment advisor to the Funds but that neither the Fund(s) nor the distributor, SEI Financial Services Company, is a bank and that fund shares are not backed or guaranteed by any bank or insured by the FDIC.

* I understand and agree that any telephone conversation with SEI Financial Services Company or any of its affiliates will be recorded for accuracy.

* I understand and agree that I will receive monthly statements disclosing all activity in my account(s).

* This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

* I certify that the Social Security or Taxpayer I.D. Number shown on this form is correct. (If I fail to give the correct number or sign this form, the Funds may reject, restrict, or redeem my investment. Imay also be subject to IRS Backup Withholding of 31% of all distributions and redemptions.)

* I am not currently subject to back-up withholding either because I have not been notified that I am subject to back-up withholding as a result of a failure to report all interest and dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding, or I am exempt from back-up withholding.

* The undersigned has read, understands and agrees to be bound by the terms of the Shareholder Agreement above.

* I have read, understood and agree to be bound by the terms set forth on this IRA Adoption and New Account Agreement, the Individual Retirement Custodial Account Plan (Form 5305-A) and the Disclosure Statement. I choose to establish this IRA at the Depository named on the reverse side.

* I direct that the only investments to be made by the IRA are shares of investments into one or more of the First American Investment Funds, Inc. or First American Funds, Inc. family of mutual funds (the "Funds"). I acknowledge that I have received the prospectus(es) for the Funds describing the particular fund(s) into which I am directing my IRA assets, that I have read and I understand the prospectus(es) disclosures, and have noted fee disclosures and disclosures of affiliations between the First Bank System, Inc. subsidiaries, First Bank National Association (the Funds' investment adviser and the IRA Custodian) and First Trust National Association (the Funds Custodian), that I hereby authorize the purchase of one or more of the Funds in my IRA, and that my specific direction of the particular fund(s) to be purchased now or in the future will take place under the normal procedures for my IRA.

* I understand and acknowledge that this IRA is a self-directed IRA and that I control the investment of my funds as provided in the IRA Plan. I agree to follow any terms or conditions required for me to complete any investment direction into any investment available through the IRA. I further acknowledge that the Depository and/or Custodian has no investment discretion with regard to my IRA and no investment advice with regard to my IRAis provided by the Custodian and/or the Depository. I understand that upon my death, my beneficiary(ies) will be solely responsible for the investment of my IRA funds.

* I have received a copy of the Individual Retirement Custodial Account Plan (Form 5305-A and custodial provisions), the Disclosure Statement and this IRA Adoption Agreement. I have read and understand their contents.

* If my account is being established to hold employer contributions to a simplified employee pension (SEP) plan, my IRA is also controlled by the terms and conditions described in the SEP adoption agreement adopted by my employer, a copy of which I have received from my employer. I will provide the Custodian and/or the Depository (as required) a copy of my employer SEP governing documents.

*        This IRA may be amended as provided in the IRA Plan.

* I have full responsibility for determining that I am eligible for an IRA contribution each year I make a contribution, for the tax consequences of any contribution I may make to my IRA and any distributions I may take from my IRA under Section 408 of the Internal Revenue Code.

* I understand that my IRA may be charged an annual fee of $20 by the Custodian and the Depository and that this and other administrative fees or charges such as distribution fees, rollover fees, termination fees, etc., may be deducted from my IRA. I have been informed of the current fee schedule of the Custodian and the Depository and I acknowledge that these fees are subject to change at any time.

* I understand that the Plan is approved as to form by the Internal Revenue Service. I understand, however, that the Custodian and the Depository make no warranty that I will qualify or continue to qualify for the retirement savings deduction for income tax purposes or the earnings will continue to be deferred from income tax. Internal Revenue Service approval does not represent a determination of the investment merits of the Plan.

* I understand the alternatives selected by me with regard to the designation of beneficiary may have varying and significant tax and probate consequences. I have not received advice from the Custodian and/or the Depository about the tax or probate consequences that may result from these alternatives. I understand that if I have attained age 70 1/2 and am receiving distributions from my IRA, the designation of beneficiary may affect the amount of the required payouts.

* By my signature on the IRA Adoption and New Account Agreement, I apply to establish and participate in the Plan subject to the terms of the Plan, which are incorporated into this IRA Adoption and New Account Agreement by reference, and subject to the rules applicable to the investments I choose for my IRA funds.

X
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SIGNATURE OF IRA ACCOUNT HOLDER                   DATE


X
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CUSTODIAN ACCEPTANCE                              DATE


For a Depositor's spouse in a community or marital property state when he or she is not designated as the sole primary beneficiary by the Depositor: I as the undersigned spouse of the Depositor understand the consequences of and hereby consent to the designation of Beneficiary made by the Depositor on this IRA Adoption and New Account Agreement.


X
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SIGNATURE OF SPOUSE                               DATE

[ ] Check box if you have received IRS notification that you are subject to back-up withholding.

METHOD OF PAYMENT:

[ ] Enclosed is my check for the total amount of my investment made payable to First American Funds.

[ ] Bank wire sent
                   -----------------------------------------------------------
                   CONTROL NUMBER                       DATE

NOTE: To purchase shares by federal funds or bank wire, call 1-800-637-2548.

THANK YOU FOR YOUR INVESTMENT. YOU WILL RECEIVE WRITTEN CONFIRMATION SHORTLY.




DEALER INFORMATION:
-------------------------------------------------------------------------------
(Dealer must have approved agreement with Fund Distributor, SEI Financial Services Company.)

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FIRM

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ADDRESS

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CITY                          STATE       ZIP

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PHONE                         OFFICE NUMBER

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NAME OF REPRESENTATIVE        NUMBER

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SIGNATURE OF REPRESENTATIVE

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SIGNATURE OF DEALER/SALES MANAGER



[LOGO]

First American Investment Funds, Inc.
First American Funds, Inc.

IRA TRANSFER/
DIRECT ROLLOVER REQUEST

MAIL TO: First American Funds
P.O. Box 419382, Kansas City, MO 64141-6382
FOR INFORMATION, CALL:
First American Funds 1-800-637-2548

Please Print Clearly

1.  IRA Registration

--------------------------------------------------------------------------------
FIRST NAME      MIDDLE INITIAL      LAST NAME  (IRA ACCOUNT HOLDER)

--------------------------------------------------------------------------------
ADDRESS

--------------------------------------------------------------------------------
CITY                                             STATE                ZIP

--------------------------------------------------------------------------------
SOCIAL SECURITY OR TAX I.D. NUMBER

--------------------------------------------------------------------------------
FIRST AMERICAN FUNDS ACCOUNT NUMBER IF APPLICABLE


2.  PRESENT TRUSTEE/CUSTODIAN

--------------------------------------------------------------------------------
NAME OF PRESENT TRUSTEE/CUSTODIAN

--------------------------------------------------------------------------------
ADDRESS

--------------------------------------------------------------------------------
CITY                                             STATE                ZIP

--------------------------------------------------------------------------------
DEPOSITORY INSTITUTION (IF OTHER THAN TRUSTEE/CUSTODIAN)


3.  TRANSFER/DIRECT ROLLOVER INSTRUCTIONS

I have established an Individual Retirement Account (IRA) with the new custodian listed below. Please transfer my assets in accordance with the following instructions:

(  ) Liquidate all assets in my IRA Account Number
                           and transfer the entire proceeds
     ---------------------

(  ) Liquidate only part of my assets in Account Number
                           and transfer $
     ---------------------               ---------------------

(  ) Liquidate ONLY the assets listed below (for CDs):

     Account Number
                   ---------------------

     (  )  Immediately     (  )  At maturity on
                                                ---------------------

     Account Number
                   ---------------------

     (  )  Immediately     (  )  At maturity on
                                                ---------------------

(  ) Directly roll over my qualified plan distribution to my IRA

        Name of Plan:
                     ---------------------
        Name of Employer:
                         ---------------------

NEW CUSTODIAN:
First Bank National Association

DEPOSITORY:
First American Investment Funds, Inc.
First American Funds, Inc.
P.O. Box 426
Wayne, PA 19087-0426

Please make check payable to:
First American Funds
FBO                                  , IRA
    ---------------------------------
        NAME OF IRA ACCOUNT HOLDER

4.   SIGNATURE & AUTHORIZATION

* If the transfer of the above assets is being done during or after the year in which I reach age 70 1/2, I understand that the amount required to be distributed from my previous plan may have to be paid to me before the transfer can be completed. I understand that I must contact my present trustee/custodian to arrange for this payment.

* Also, if the designated beneficiary under the new plan is someone other than the designated beneficiary under my present plan, I will supply the above Depository with that persons name, date of birth, and relationship to me. If using this persons age in calculating the joint life expectancy would result in a shorter period of time, I am aware that this shorter schedule must continue to be used to determine the amount of my required distribution for these funds.

X
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  SIGNATURE OF IRA ACCOUNT HOLDER                                DATE




[LOGO] FIRST AMERICAN FUNDS

First American Investment Funds, Inc.
First American Funds, Inc.
IRA DISTRIBUTION REQUEST

MAIL TO: First American Funds
P.O. Box 419382, Kansas City, MO 64141-6382
FOR INFORMATION, CALL:
First American Funds 1-800-637-2548

Please Print Clearly

1.   IRA REGISTRATION

--------------------------------------------------------------------------------
FIRST NAME           MIDDLE INITIAL           LAST NAME (IRA ACCOUNT HOLDER)

--------------------------------------------------------------------------------
DATE OF BIRTH                      SOCIAL SECURITY NUMBER

--------------------------------------------------------------------------------
ADDRESS

--------------------------------------------------------------------------------
CITY                                 STATE           ZIP

(       )                            (       )
--------------------------------------------------------------------------------
DAYTIME PHONE                        EVENING PHONE

--------------------------------------------------------------------------------
ACCOUNT NUMBER

2.   REASON FOR REQUEST

PLEASE CHECK ONE OF THE BOXES LISTED BELOW.

(  )  Original Request
(  )  Change of Request
(  )  Change of Withholding Election Only

3.   TYPE OF DISTRIBUTION

PLEASE CHECK ONE OF THE BOXES LISTED BELOW.

(  ) Normal (age 59 1/2 or older)
(  ) Premature (under age 59 1/2)
(  ) Rollover (see Section 7 for Rollover Rules)
(  ) Transfer (transfer funds directly to):


--------------------------------------------------------------------------------
NAME OF TRUSTEE/CUSTODIAN

--------------------------------------------------------------------------------
ADDRESS

--------------------------------------------------------------------------------
CITY                                 STATE           ZIP

(  )  Excess: Withdraw $                  (plus earnings,
                        -----------------
        if applicable) for tax year 19
                                      ----
(  )  Revocation (must be within seven days of establishing plan)
(  )  Divorce (attach copy of divorce decree)

4.   METHOD OF DISTRIBUTION

PLEASE CHECK ONE OF THE BOXES LISTED BELOW.

(  )  LUMP SUM DISTRIBUTION: To close my IRA account
(  )  PARTIAL DISTRIBUTION: In the amount of $
                                               ------------------

5.   METHOD OF PAYMENT

SCHEDULED PAYMENTS OVER A PERIOD OF YEARS

Beginning Date:
                -----------------
Payment Frequency:  (  ) Monthly  (  ) Quarterly  (  ) Annually
(  )  Dividend Income and Capital Gains only
(  )  $                 per period
       ----------------
(  )  Installment payments, which will close my plan within
                         year(s)
      -----------------

(  )  Single Life Expectancy              years
                             ------------
(  )  Joint Life Expectancy               years
                            ------------

        Beneficiary's Birth Date:
                                  ------------------------
        Beneficiary's Relationship:
                                    ----------------------

(  )  Recalculate my life expectancy each year
(  )  Reduce my life expectancy each year by one

6.   WITHHOLDING ELECTION

(  )  NO -- Do not withhold Federal Income Tax from my payments
(  )  YES -- Please withhold 10% of my distribution(s) for Federal Income Tax
(  )  I also wish to have an additional $            withheld from my payment(s)
                                        ------------

7.   SIGNATURE & CERTIFICATION

I understand that certain types of distributions may be subject to tax and/or penalties under the Internal Revenue Code and regulations and that I will obtain any necessary tax and legal advice to make this determination. I also may be subject to a penalty for early withdrawal on any unmatured certificate(s) in which my IRA funds are invested.

ROLLOVER RULES
I am aware that if my plan has had rollover activity in the last 12 months, this distribution may be subject to additional taxes. The funds must be made payable and given to me directly.

WITHHOLDING NOTICE

* If you are receiving a distribution from an IRA and elect to have taxes withheld (or do not make an election), federal income taxes will automatically be withheld from your distribution at the rate of ten percent (10%). If you want to increase the amount being withheld, you may specify a dollar amount on the Election Form in addition to the 10%. You have the right to make or revoke an election anytime prior to the distribution. No taxes are required to be withheld if your distribution is less than $200 for the year. If you are receiving distribution outside the United States or its possessions, the withholding requirement cannot be waived unless you certify that you are neither a United States citizen nor a resident alien.

* If you elect not to have withholding apply to your payments, or if you do not have enough federal income taxes withheld from your payments, you may be responsible for payments of estimated tax. You may incur penalties under the estimated tax rules, if your withholding and estimated tax payments are not sufficient.

* This Notice of Withholding of federal income taxes and Election Form is a substitute for the current IRS Form WP-4P, OMB No. 1545-0415 and it includes all information required by the IRS.


X
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SIGNATURE OF IRA ACCOUNT HOLDER                                         DATE



DISCLOSURE STATEMENT

INDIVIDUAL RETIREMENT CUSTODIAL ACCOUNT PLAN

A. INTRODUCTION

This Disclosure Statement is designed to describe the plan by answering those questions which may be of greatest interest to individuals desiring to establish an Individual Retirement Account (IRA). The documents that establish your IRA are the Plan and the IRA Adoption Agreement, copies of which you have received. The terms of the Plan, the IRA Adoption Agreement and the Designation of Beneficiary control in case of differences between them and this Disclosure Statement. You should read all documents carefully prior to or within the seven-day revocation period.

B. REVOKING YOUR ACCOUNT

Internal Revenue Service regulations provide that you may revoke your IRA within seven days from the date you establish it. The date you establish your IRA is the date you sign the IRA Adoption Agreement and make an initial contribution. A revocation treats the IRA as if it never existed and entitles you to a full refund of your contributions without interest and without adjustment for administrative expenses or commissions. To revoke your IRA, you must give written notice, mailed or delivered, to the Custodian. You must mail or personally deliver the written notice of revocation to the attention of the IRA Department at the Custodian whose name, address and telephone number appear on the IRA Adoption Agreement. The written notice of revocation must be received by the Custodian by the close of the seven-day revocation period or it must be postmarked by the close of that period.

C. FINANCIAL DISCLOSURE

1. SELF-DIRECTED INVESTMENTS You may direct the investment of your funds in your IRA into any investment instrument available under this IRA. Neither the Custodian nor the Depository will exercise any investment discretion regarding your IRA as it is solely your responsibility. No projection of the growth in value of your IRA can reasonably be made or guaranteed. The value of your IRA and the growth in value of the IRA is solely dependent on the performance of the investments chosen by you to fund your IRA. In addition, there are certain additional fees that may be connected with the investments that you may select for your IRA. These fees and charges may include sales commissions, investment management fees, distribution fees, setup fees, annual maintenance fees, termination fees, etc. The prospectus or investment contract that describes the terms of your selected investment will set forth what fees apply to that investment. The method for computing and allocating annual earnings, interest and dividends on your investment will vary with the nature of the investment you have chosen. You will need to refer to the prospectus or investment contract in connection with your investment to determine the method of allocating earnings.

2. FEES AND CHARGES The Custodian and/or the Depository may impose reasonable charges for administering the account, preparing reports, keeping records and such other services as may be required to administer your IRA. The Custodian and/or the Depository may also charge your IRA the reasonable cost of fiduciary insurance, legal fees, and reasonable compensation for their services. Such fees, if any, will be charged directly to and deducted from your IRA unless paid separately, and will reduce the accumulated balances shown in the tables. A termination fee may be charged at the time you close your IRA. This fee may be waived if you are deceased, disabled or have attained age 59 1/2. You have been informed of the current fees applicable to your IRA in effect at the time you established your IRA. These fees and charges are subject to change at any time.

D. CONTRIBUTIONS TO YOUR IRA

1. IN GENERAL Your IRA is a custodial account which permits you to accumulate funds for retirement under favorable tax conditions. The agreement under which your IRA is established is approved as to form by the Internal Revenue Service. If the IRA is qualified under the Internal Revenue Code, contributions may be deductible from your gross income, subject to the limitations described in Paragraph 2 of this Section. Your IRA (including earnings) is exempt from taxation until distribution, unless it ceases to be an IRA because you have engaged in a prohibited transaction described in Section I of this Disclosure Statement.

2. CONTRIBUTION LIMIT The Internal Revenue Code permits you to make contributions to your IRA for a taxable year from your gross income for that taxable year in an amount equal to 100% of your compensation for the taxable year or $2,000, whichever is less. The contribution must be made no later than the deadline for filing your Federal income tax return, typically April 15 of the year following the taxable year for which you are making the contribution. See the paragraph below for the Spousal IRA contribution limit.

3. SPOUSAL IRA If your spouse receives no compensation for the taxable year, you may contribute to your own IRA and also contribute to an IRA established by or for your spouse. You may make a contribution to an IRA for your spouse based on your own compensation if: (i) you and your spouse file a joint return; (ii) your spouse does not receive (or elects to be treated as not receiving) compensation for the taxable year; (iii) your spouse has not attained age 70 1/2 during the taxable year; and (iv) the aggregate amount contributed to your IRA and your spouses IRA does not exceed $2,250 or your compensation for the year, whichever is less. You need not make equal contributions to the two IRAs, but no more than $2,000 may be contributed to either IRA. Contributions may not be made to your spouses IRA for or after the taxable year in which your spouse attains the age of 70 1/2. The IRA for your non-compensated spouse is known as a spousal IRA. This spousal IRA and all contributions to it are the property of your non-compensated spouse. A spousal IRA must be established under a separate IRA agreement for your spouse. Except for the different contribution limits, spousal IRAs are treated the same as other IRAs.

4. COMPENSATION For purposes of calculating contributions, compensation includes salaries, wages, bonuses, professional fees, self-employment income and other income for personal services included in gross income. Alimony payments that are received under a divorce decree or a decree of separate maintenance and that are included in your gross income for income tax purposes are considered compensation for IRA purposes. Income from property such as dividends, interest and rent does not qualify as compensation.

5. ELIGIBILITY You are not permitted to contribute to your own IRA for the year you attain age 70 1/2. However, you may contribute to an IRA established by or for your non-compensated spouse within the limits described above for any year that your spouse has not yet attained age 70 1/2. If a husband and wife each receive compensation during the year and are otherwise eligible, each may establish his or her own IRA. You may not establish an IRA after age 70 1/2, unless the IRA is established solely for the purpose of accepting a rollover or transfer contribution, as described in Section H of this Disclosure Statement.

6. CONTRIBUTIONS IN CASH All contributions to your IRA must be made in cash, except for rollover or transfer contributions which may, in the discretion of the Custodian and/or the Depository, be in a form other than cash.

7. DEDUCTIBILITY OF CONTRIBUTIONS You may or may not be able to deduct all or a portion of your IRA contribution. The determination of deductibility depends on various factors described in Section E of this Disclosure Statement.

8. SEP/IRA If your IRA is established as a part of a Simplified Employee Pension Plan (SEP) adopted by your employer, your employer may make contributions to your IRA in amounts up to the lesser of 15% of your compensation or $30,000, or whatever limits may then be in effect under applicable provisions of the Internal Revenue Code. If your employer has established a SEP, your employer will provide you with information concerning eligibility, contributions, deductions and other matters concerning the SEP. If SEP contributions are made for you by your employer (or if you make salary reduction contributions under a SEP which permits such contributions) the deductibility of any IRA contributions you make for yourself will be limited on the same basis as regular IRA contributions discussed in Section E of this Disclosure Statement.

E. Deductions for Contributions

1. ELIGIBILITY FOR DEDUCTIONS If neither you nor your spouse is an active participant in a retirement plan you may make a contribution of up to the lesser of $2,000 ($2,250 in the case of a spousal IRA) or 100% of your compensation and take a deduction for the entire amount contributed. If you are an active participant but have adjusted gross income (AGI) below a certain level (see Paragraph 3 of this Section), the entire amount contributed will be deductible. If, however, you or your spouse is an active participant and your combined AGI is above the specified level, the amount of the deductible contribution you may make to your IRA is phased out and eventually eliminated.

2. ACTIVE PARTICIPANT You are considered an active participant for a year if you are covered by a retirement plan for that year. You are covered by a retirement plan for a year if your employer or union has a retirement plan under which money is added to your account or you are eligible to earn retirement credits. For example, if you are covered under a profit sharing plan, certain government plans, a salary reduction arrangement (such as a tax-sheltered annuity or a 401(k) plan), a SEP or a plan which promises you a retirement benefit which is based upon the number of years of service you have with the employer, you are likely to be an active participant. Your Form W-2 for the year should indicate your participation status. You are an active participant for a year even if you are not yet vested in your retirement benefit. Also, if you make required contributions or voluntary employee contributions to a retirement plan, you are an active participant. In certain plans you may be an active participant even if you were only with the employer for part of the year. If you are married but file a separate tax return, see Paragraph 5 below. If you are not certain whether you are covered by your employers retirement plan, you should ask your employer.

3. ADJUSTED GROSS INCOME

If you are an active participant, you must look at your AGI for the year (if you and your spouse file a joint tax return, you look at your combined AGI) to determine whether you can make a deductible IRA contribution. If you are at or below a certain AGI level (called the Threshold AGI Level) you are treated as if you are not an active participant and can make a deductible contribution under the same rules as a person who is not an active participant. If you are single, your Threshold AGI Level is $25,000. If you are married and file a joint tax return your Threshold AGI Level is $40,000. If you are married but file a separate return, your Threshold AGI Level is $0. If your AGI is equal to or less than your Threshold AGI Level, you will be able to deduct your entire IRA contribution. If your AGI is less than $10,000 above your Threshold AGI Level, you will be able to deduct a portion of your contribution to your IRA. If your AGI exceeds your Threshold AGI Level by $10,000 or more, you will not be able to deduct any portion of your IRA contribution.


4. CALCULATION OF DEDUCTIBLE AMOUNT The amount by which your AGI exceeds your Threshold Level is called your Excess AGI. The Maximum Allowable Deduction is $2,000 (or $2,250 for a spousal IRA). You can calculate the deduction limit for your IRA contribution by using the following formula:

$10,000 - Excess AGI
--------------------
        10,000

x Maximum Allowable Deduction
= Deduction Limit

You must round up the result to the next highest $10 level. For example, if the result is $1,525, you must round it up to $1,530.

If the final result is below $200 but above $0, your deduction limit will be $200. Your deduction limit cannot, in any event, exceed 100% of your compensation or $2,000 ($2,250 for a spousal IRA).

EXAMPLE You and your spouse file a joint tax return. Both you and your spouse earn more than $2,000 and one of you is an active participant in a retirement plan. You have a combined AGI of $44,255. You may each contribute to an IRA and calculate your deductible contributions to each IRA as follows:

Your AGI is $44,255.

Your Threshold Level is $40,000.

Your Excess AGI is $4,255:

(AGI - Threshold Level).

$44,255 - $40,000 = $4,255.

The Maximum Allowable Deduction for both of you is $2,000.

The IRA deduction limit for each of you is $1,149.

$10,000 - 4,255 X $2,000 = $1,149.

This is rounded up to $1,150.

The IRA deduction limit for both you and your spouse would be $1,150 each.

5. DEDUCTIBILIT--MARRIED INDIVIDUALS FILING SEPARATELY If you are married but file a separate tax return, your spouses active participation does not affect your ability to make deductible contributions only if you lived apart during the entire year. For married individuals who file separate returns, the active participation status of both spouses is taken into account for purposes of calculating the IRA deduction limit. The applicable dollar amount for spouses who file separately is zero and only the adjusted gross income of the spouse making the IRA contribution is taken into account. However, if a married taxpayer files a separate return and did not live together with his or her spouse at any time during the tax year, such taxpayer is considered as a single taxpayer for purposes of calculating the IRA deduction limit and the applicable dollar amount is $25,000. Thus the active participation status of your spouse will always be considered in determining whether you are eligible for deductible IRA contributions (and the amount of such deductible contribution) unless you file a separate return and live apart from your spouse at all times during the tax year. In the latter case, you will be treated as a single person for purposes of calculating deductible IRA contributions.

6. NONDEDUCTIBLE CONTRIBUTIONS TO YOUR IRA Even if you are above the Threshold AGI Level and thus may not make a deductible contribution of $2,000 ($2,250 for a spousal IRA), you may still contribute up to the lesser of 100% of your compensation or $2,000 to an IRA ($2,250 for a spousal IRA). The amount of your contribution which is not deductible will be a nondeductible contribution. You may also choose to make a contribution nondeductible even if you could have deducted part or all of the contribution. Interest or other earnings on your IRA contribution, whether from deductible or nondeductible contributions, will not be taxed until taken out of your IRA and distributed to you. If you make a nondeductible contribution to an IRA you must report the nondeductible contribution to the Internal Revenue Service as a part of your tax return. You may make a $2,000 contribution at any time during the year if your compensation for the year will be at least $2,000, without having to know how much will be deductible. When you fill out your tax return you may then figure out how much is deductible. Any contribution to an IRA may be withdrawn before the April 15 tax return due date (including extensions) for the year of the contribution. This withdrawal will not be treated as a distribution if you do not take a deduction for the contribution and if you also withdraw the earnings attributable to the contribution. These earnings will be included in your income for the year in which the contribution was made and will be subject to the 10% penalty tax if you are not at least age 59 1/2 or disabled. This allows you to make a contribution early in a tax year before you know what portion of the contribution will be deductible and then modify it at a later date by withdrawing all or a portion of the contribution and the earnings attributable to it.

7. ALTERNATIVE CALCULATION METHOD There is an alternative method for calculating the portion of your IRA contribution that is deductible. This method is that you will lose $10 of the total available IRA deduction for each $50 of AGI which exceeds your Threshold AGI Level.

8. SUMMARY OF DEDUCTIBILITY The following chart summarizes the deductibility of your IRA contributions if you or your spouse is an active participant in a retirement plan:

               Fully   Partly  Not
Filing         Deductible      Deductible      Deductible
Status         if AGI is       if AGI is       if AGI is

Single         $25,000         $25,001-        $35,001
               or less         $35,000         or more

Married        $40,000         $40,001-        $50,001
Filing         or less         $50,000         or more
Jointly

Married,       $0              $10,000         $10,001
Filing                         or less         or more
Separately
(See Paragraph 5 above)

F. INVESTMENT OF YOUR IRA

1. INVESTMENT DIRECTION You are responsible for directing the investment of your account in such savings accounts, certificates of deposit or any other investments which are or may become available for the investment of this IRA. You are solely responsible for directing the investment of the funds in your IRA. The Custodian and/or the Depository will carry out their administrative responsibilities only in response to your specific investment instructions. Your IRA funds will not be commingled with other property except in a common investment fund or mutual fund to the extent permitted by law. Upon your death, your beneficiary(ies) will be responsible for investments.

2. CERTAIN RESTRICTED INVESTMENTS Your IRA may not be invested in life insurance contracts or commingled with other property except in a common trust fund or common investment fund. Your IRA may not be invested in collectibles except as specifically permitted (under the Internal Revenue Code) into certain gold and silver coins issued by the United States government or under the laws of any state. See also the Penalties and Prohibited Transactions Section (Section I of this Disclosure Statement).

G. DISTRIBUTIONS FROM YOUR IRA

1. PERMISSIVE DISTRIBUTIONS You may begin taking distributions from your IRA without penalty at any time after you attain age 59 1/2 or become disabled. Distributions prior to either of these events may result in a premature distribution penalty tax (see Section I of this Disclosure Statement).

2. REQUIRED DISTRIBUTIONS You must begin receiving distributions from your IRA no later than April 1 of the calendar year following the calendar year in which you reach age 70 1/2. This date is referred to as your required beginning date. If you elect to take distribution in the form of a single lump sum payment, the payment must be made by your required beginning date. If you elect to take distribution in the form of periodic payments and not in a single lump sum, the first payment must be made by your required beginning date, the second payment must be made by December 31 of the year in which your required beginning date occurs, and subsequent distributions must be made by December 31 of each following year. Article IV of the Plan sets forth various optional methods for distributing the funds in your IRA. You may elect any of these methods of distribution.

3. MINIMUM DISTRIBUTIONS A minimum distribution is required to be made each year beginning with the year in which you attain age 70 1/2 (the distribution for this year must be taken by your required beginning date). This minimum required distribution is generally determined by dividing the balance in your account at the end of the preceding year by your life expectancy (or the joint life expectancy of you and your designated beneficiary) determined as described in Paragraph 9 of this Section. If you fail to elect a method of distribution by your required beginning date, distribution of the entire balance in your IRA will be made to you in a single lump sum payment on your required beginning date if the amount in your IRA is less than or equal to $5,000 (or a lesser designated amount) or in a series of annual payments based on your life expectancy if the balance is greater than $5,000 (or the lesser designated amount). You always retain the right to accelerate distributions from your IRA and withdraw more than required by the minimum distribution regulations. A penalty tax may be applicable for failure to meet the minimum distribution requirements. This penalty tax is described in Section I of this Disclosure Statement. The due date of your required election and the designated amount discussed in this Paragraph may be otherwise set as permissible under the law in a written notice provided to you.

4. TAXATION OF DISTRIBUTIONS All distributions, other than refunds of some excess contributions and rollovers, must be included in your gross income (or the gross income of your beneficiary) for federal income tax purposes in the year you receive the distribution. See Paragraph 5 of this Section for information regarding the taxation of non-deductible contributions. If you have not attained age 59 1/2 at the time of the distribution (and are not disabled) a 10% premature withdrawal penalty tax is imposed on the amount distributed. In addition, if applicable, penalties on early withdrawals from certificates of deposits may apply, but these penalties may be waived for distributions in the event of your death or permanent disability.

5. TAX TREATMENT OF DISTRIBUTIONS OF DEDUCTIBLE AND NONDEDUCTIBLE CONTRIBUTIONS Because nondeductible IRA contributions are made using income which has already been taxed, the portion of your IRA contributions consisting of nondeductible contributions will not be taxed again when received by you. If you make any nondeductible IRA contributions, each distribution from your IRA will consist of a non-taxable portion (return of nondeductible contributions) and a taxable portion (return of deductible contributions, if any, and earnings). Thus, you may not take a distribution which is entirely tax-free. The Internal Revenue Service forms you file with your income taxes will provide worksheets for you to determine what portion of each distribution is taxable and what portion is not taxable.

6. DISTRIBUTIONS ON ACCOUNT OF DEATH If you die after beginning to receive distributions from your IRA, and funds still remain in your IRA on the date of your death, your beneficiary must take distribution of the remaining funds in your IRA at least as rapidly as under the distribution method in effect on the date of your death. However, if your beneficiary is your surviving spouse, your spouse may maintain the IRA as his or her own IRA as further described in Paragraph 7 of this Section. If you die before you are required to begin distributions from your IRA to your beneficiary(ies), the distribution of the funds in your IRA must be completed within five years from the end of the year in which your death occurs. A longer payment period may be allowed if you have designated a beneficiary and distribution begins to that beneficiary within one year from the end of the year in which your death occurs. In such a situation, the distributions may be made over a period not exceeding the beneficiarys life expectancy. Again, if your surviving spouse is your designated beneficiary see Paragraph 7 of this Section with regard to options available to your surviving spouse.

7. OPTIONS AVAILABLE TO SURVIVING SPOUSE If you have designated your surviving spouse as your beneficiary, the date on which distribution to your spouse must begin will not be until the date on which you would have attained age 70 1/2. If your spouse dies before such date, then the provisions of Paragraph 5 of this Section will apply to your surviving spouses designated beneficiary. In addition to this option, your surviving spouse may roll over the funds in your IRA to the surviving spouses own IRA or elect to treat your IRA as his or her own IRA. This election to treat your IRA as your spouses IRA may be made by giving written notice of your spouses intent to do so, by making additional contributions to the IRA, by transferring your IRA into your spouses IRA, or by taking no distributions from the IRA by December 31 of the year following the year of your death, at which time your surviving spouse will be deemed to have elected to treat your IRA as the spouses IRA.

8. DIVORCE If all or any part of your IRA is awarded to your spouse in a divorce proceeding, the amount so awarded will be transferred to an IRA for your spouse and will not be considered a taxable distribution.

9. LIFE EXPECTANCY CALCULATIONS Your life expectancy, or the joint life expectancy of you and your designated beneficiary, or the life expectancy of your designated beneficiary in the case of distributions made after your death, is determined as of the year in which the age of 70 1/2 is attained, reduced by the number of years elapsed since that date. Internal Revenue Service regulations provide that your life expectancy and, if your spouse is your designated beneficiary, the joint life expectancy of you and your spouse (or the single life expectancy of your surviving spouse if she is your designated beneficiary after your death) may be recalculated for each distribution. The Plan provides that this recalculation will be done if you (or your surviving spouse) so elect in writing no later than your (or your surviving spouses) required beginning date. The Depository may, in its discretion, charge an additional fee if you or your surviving spouse elect recalculation. If life expectancy is not recalculated, payments will continue on the same schedule after your death. If life expectancy is recalculated, then upon the death of you or your designated beneficiary, the payment schedule will be based solely on the life of the survivor. The life expectancy of a designated beneficiary who is not your surviving spouse may not be recalculated. Recalculation means that the life expectancy or the joint life expectancy will be recalculated each year in connection with the distribution for that year based on Internal Revenue Service life expectancy tables rather than taking the life expectancies at age 70 1/2 and reducing them by one for each year which has elapsed that is known as the Reduce-by-One Method.

10. DESIGNATED BENEFICIARY For purposes of calculating life expectancies and the required distribution period, your designated beneficiaries must be individuals. If not, only your life expectancy will be used to calculate distributions. In certain circumstances, however, individual beneficiaries of an irrevocable trust may be treated as individual beneficiaries of your IRA if the trust is named as a beneficiary. You should consult your legal or tax advisor for further guidance concerning designation of a beneficiary.

11. MINIMUM DISTRIBUTION INCIDENTAL BENEFIT RULE Internal Revenue Service regulations provide for a minimum distribution incidental benefit rule for annual required minimum distributions. The purpose of this rule is to make certain that your IRA is used to provide retirement benefits for you and your beneficiaries. Under this rule, if you use a joint life expectancy calculation involving a designated beneficiary who is not your spouse and that designated beneficiary is more than ten years younger than you are, then, during your lifetime, you must take minimum distributions of at least an amount determined by using a joint life expectancy based on an age differential of ten years.

12. FEDERAL INCOME TAX Amounts distributed to you from your IRA are includable in your taxable income when received. However, rollover amounts, excess contributions being returned to you on a timely basis, and distributions of amounts you have contributed as nondeductible contributions are not taxable. Taxable distributions are taxed to you at ordinary income tax rates.

13. PREMATURE DISTRIBUTION TAX Funds in your IRA generally cannot be withdrawn prior to the year you attain age 59 1/2 without adverse tax consequences. This rule does not apply to rollovers, returns of excess contributions on a timely basis and payments on account of your death, disability or an IRA transfer due to divorce. Any other distributions prior to your attaining age 59 1/2 are considered premature distributions. In addition to being fully taxable to you as ordinary income, such premature distributions are subject to a penalty tax of 10%. See Section I of this Disclosure Statement.

14. STATE INCOME TAXATION The treatment of IRA contributions and distributions for state income tax purposes differs from state to state. You should carefully review the instructions applicable to your state income tax return regarding treatment of the deductibility of IRA contributions and the taxation of IRA withdrawals, since the rules for your states income taxes may not be the same as the rules for federal income taxes outlined in this Disclosure Statement.

15. ESTATE AND GIFT TAXES Your beneficiaries cannot claim a death benefit exclusion for any part of a distribution from your IRA. Funds in your IRA at the time of your death will be included as part of your estate for federal estate tax purposes. Distributions to your beneficiaries are not subject to federal gift taxes.

16. WITHHOLDING ON DISTRIBUTIONS Federal income tax is withheld from IRA distributions unless you choose not to have tax withheld. Generally, tax will be withheld at a 10% rate. Once an election to not have withholding apply is made, the election will apply to all distributions until all funds are distributed from your IRA or you change the election by filing a written notice.

17. COMPLEXITY OF DISTRIBUTION RULES Income and estate taxation of distributions involve a number of complex legal and tax considerations to be taken into account in determining the method of distribution. You should consult with your own tax advisor on these matters.

H. ROLLOVERS AND TRANSFERS

1. IN GENERAL A rollover contribution is a distribution from a qualified plan (such as a pension or profit sharing plan maintained by your current or former employer), another IRA, or a tax sheltered annuity which is contributed to an IRA within 60 days of the date of distribution. Non-deductible employee contributions made to any such plan or annuity may not be rolled over to an IRA. Taxation of a distribution which is rolled over to an IRA is deferred if all of the statutory restrictions and limitations are met with respect to the rollover. No tax deduction is permitted with respect to a rollover contribution. Rollover contributions are not subject to the contribution limits described in Section D of this Disclosure Statement.

2. ROLLOVERS FROM QUALIFIED PLANS TO IRAS A qualified plan is a retirement plan established by an employer that satisfies Internal Revenue Code Section 401(a) or the annuity rules of Section 403(b). Typical qualified plans include 401(k), profit sharing, pension, and employee stock ownership plans. To roll over a distribution from a qualified plan, the amount received must consist solely of employer contributions and qualified deductible voluntary employee contributions, and interest earned on such contributions. Non-deductible contributions may not be rolled over. If you retain a part of the distribution, the portion retained (except for non-deductible contributions) will be subject to income tax. Amounts rolled over will not be subject to tax and will only be taxed when distributed from the rollover IRA. You may roll over or directly roll over any eligible rollover distribution from an employer qualified retirement plan. In general, any distribution from an employer qualified plan that is not one of a series of substantially equal periodic payments (including annuities) that extend over ten years or that are based on your life expectancy (including a joint life expectancy of you and your beneficiary), including required minimum distributions, is an eligible rollover distribution. Before you receive an eligible rollover distribution your employer will ask whether you wish to directly roll over the distribution to an IRA of yours or another employer qualified plan that accepts rollovers. If you do not directly roll over an eligible rollover distribution, 20% of the distribution will be applied to Federal income tax withholding. Therefore, you will receive 80% of the distribution. However, the full amount of an eligible rollover distribution may be rolled over to an IRA or employer qualified plan that accepts rollovers if you make up the 20% withheld from other sources (such as a savings account) and complete the rollover within 60 days of your receipt of the distribution. To find out more about eligible rollover distributions, ask your employer for a summary or see IRS Publication 590, Individual Retirement Arrangements, or IRS Publication 505, Tax Withholding and Established Tax.

3. ROLLOVERS FROM IRAS TO QUALIFIED PLANS If your IRA consists solely of a qualified plan to IRA rollover contribution (and earnings), the law allows you to roll over the amount from your rollover IRA back to a qualified plan. If you plan to use an IRA in this manner, then the IRA should not be combined with other IRAs and no regular or other IRA contributions can be made to the IRA. This type of IRA holding account is referred to as a conduit IRA because it is the conduit holding account for your funds between qualified plans.

4. ROLLOVERS FROM AN IRA TO ANOTHER IRA You may withdraw all or any portion of the funds in an IRA and roll over all or any part of those funds into another IRA. Any portion of the distributed amount that you retain will be subject to ordinary income tax and, if you are under age 59 1/2, this amount may be subject to a premature distribution penalty tax of 10%. Amounts rolled over into the other IRA are not taxed until distributed from the rollover IRA. You may only make one tax-free rollover from an IRA to another IRA within a 12-month period. This limitation does not apply to rollovers of funds between a qualified plan and an IRA and it does not apply to direct transfers between IRA custodians or trustees where no distribution is made to you.

5. ROLLOVERS BY SURVIVING SPOUSE If you are the surviving spouse of a deceased participant in a qualified plan and you receive a qualifying distribution on account of the death of the participant, you may make a rollover contribution to your IRA of all or part of the amount received. You will not be able to roll over the IRA later to a qualified plan in which you are a participant.

6. ROLLOVER AFTER AGE 70 1/2 Amounts that are required to be distributed from a qualified plan, qualified annuity or IRA during a particular year under the required distribution rules are not eligible for rollover treatment. See Section G of this Disclosure Statement for information about required distributions.

7. ROLLOVERS OTHER THAN CASH The Custodian may, in its discretion, accept as a rollover contribution certain assets other than cash. However, in no circumstances may the Custodian accept a life insurance contract as a rollover contribution.

8. ROLLOVER ADVICE Because of the complexity of the rollover rules and the tax implications of any distribution, an individual who desires to make a rollover contribution should consult with his or her counsel or tax advisor as soon as possible after he or she is aware that distribution will be made and before any action is taken. The Depository/Custodian may not offer such tax advice. Neither the Custodian nor the Depository may offer such tax advice.

9. TRANSFER FROM AN IRA TO ANOTHER IRA A transfer of funds in your IRA from one custodian or trustee directly to another, either at your request or at the custodian or trustees request, is not a rollover. Because there is no distribution to you, the transfer is tax-free. Since it is not a rollover, it is not affected by the one-year waiting period that is required between rollovers, discussed above in Paragraph 4 of this Section.

10. TRANSFERS INCIDENT TO DIVORCE If an IRA is transferred from your spouse or former spouse to you by a divorce or separate maintenance decree or a written document related to such a decree, starting from the date of the transfer, the IRA is treated as your IRA. The transfer is tax-free and treated as a transfer described in Paragraph 9 of this Section.

I. PENALITIES AND PROHIBITED TRANSACTIONS

1. PREMATURE DISTRIBUTION PENALTY TAX Distributions made (or deemed to be made on account of a prohibited transaction) from your IRA before you reach age 59 1/2 will be subject to a premature distribution penalty tax of 10%. This penalty tax does not apply to distributions on account of disability, death, rollovers or distributions of nondeductible contributions. The penalty tax also does not apply if distribution begins before you attain age 59 1/2 and is made in a series of substantially equal payments over your life expectancy or the life expectancy of you and your designated beneficiary. Such substantially equal payments must extend over the longer of five years or until you attain age 59 1/2.

2. TAX ON INSUFFICIENT DISTRIBUTIONS
If the required minimum distributions described in Paragraph 3 of Section G of this Disclosure Statement do not occur as required by law, the Internal Revenue Service may impose a penalty tax equal to 50% of the difference between the amount required to be distributed and the amount actually distributed. The Internal Revenue Service may waive the penalty if the failure to comply with the minimum distribution requirement is due to reasonable error and steps are being taken to correct the situation.

3. TAX ON EXCESS CONTRIBUTIONS If you contribute an amount for any taxable year which exceeds the applicable limit described in Section D of this Disclosure Statement, a 6% excise tax will be imposed with respect to such excess. This 6% tax may be avoided on an excess contribution for such year if you withdraw the excess contribution and the earnings thereon before the date for filing your federal income tax return for such year. An excess contribution is a contribution to an IRA in any year that is in excess of the amount you are allowed to contribute to the IRA (the sum of the deductible amounts and the amounts that are nondeductible). This penalty tax of 6% also applies to amounts rolled over that exceed the amounts permitted to be rolled over to your IRA.

If you do not withdraw the excess contribution, and no deduction has been claimed, the excess contribution may be corrected for future years by applying it against the contribution limit in those future years. If an excess contribution is not corrected either by removal or by under-contributing in future years as explained above, the 6% penalty tax continues to apply each year that the excess remains in your IRA.

If the due date for filing your federal income tax return has passed, an excess contribution can still be withdrawn without incurring the 10% premature withdrawal penalty (if you are under age 59 1/2) or being subject to income tax if your contributions for the year did not exceed $2,000 and if you did not take a deduction for the excess contribution. In this situation, the 6% excise tax would be payable, but you are not required to withdraw the earnings on the excess contribution.

4. EXCESS DISTRIBUTION TAX You may have to pay a 15% excess distribution tax on IRA distributions you receive that exceed $112,500 per year (as indexed for cost of living adjustments, for example, the 1993 amount is $144,551). This tax is reduced by the tax on premature distributions, if any, that applies to the excess distributions. The excess distribution tax does not apply to distributions after your death or to rollover distributions. If distributions from your IRA are made both to you and to others, the distributions must be combined for figuring the amount of excess distributions for the year. The excess distribution tax will apply to that part of the annual distribution that exceeds the greater of $112,500 (as indexed for cost of living adjustments) or $150,000. If you think this rule may apply to you, it is important that you discuss it with your legal or tax advisor.

5. EXCESS RETIREMENT ACCUMULATION TAX The excess distribution tax does not apply to payments made after your death, but your estate may be subject to an increase in your estate tax equal to 15% of the excess retirement accumulation. Your excess retirement accumulation, if any, is the value of your interests in all qualified employee plans, tax-sheltered annuities, qualified annuity plans, IRAs, and any other plans that the Internal Revenue Service may include, over the present value of an annuity for a term certain with payments equal to the annual ceiling ($112,500, as indexed for cost of living adjustments) and payable for a period equal to your life expectancy immediately before your death.

6. PROHIBITED TRANSACTIONS The Plan prohibits you, your spouse or beneficiaries from engaging in any prohibited transactions (as described in Section 4975 of the Internal Revenue Code) with respect to your IRA. If you engage in such transactions, the IRA will generally cease to be qualified and will lose its tax exemption and the full IRA balance will be treated as having been distributed to you and will be subject to income taxes and applicable penalty taxes. If your IRA does not cease to be qualified, a 5% IRS penalty tax is applied against the amount involved in a prohibited transaction and paid by you and any other disqualified person involved with the transaction. A disqualified person is defined under Code Section 4975. For example, you, your spouse and your lineal descendents and their spouses are disqualified persons. If the transaction remains uncorrected, an additional tax equal to 100% of the amount involved will apply. Prohibited transactions include such matters as borrowing from your IRA or selling property to your IRA. Prohibited transactions include any direct or indirect: (a) sale, exchange or leasing of any property between your IRA and yourself or your beneficiaries; (b) lending of money or other extension of credit between your IRA and yourself or your beneficiaries; (c) furnishing of goods, services or facilities between your IRA and yourself or your beneficiaries; and (d) transfer to, use by, or for the benefit of yourself or your beneficiaries of the income of assets of your IRA.

7. PLEDGING YOUR IRA AS SECURITY If you pledge all or part of your IRA as security for a loan, the portion pledged will be considered distributed to you and will be included in your gross income in the year of the pledge. If you have not attained age 59 1/2 or are not disabled, the 10% premature distribution penalty tax will be applied. The Plan prohibits pledging your IRA as security for a loan.

8. EARLY WITHDRAWAL AND OTHER PENALTIES Neither the Custodian nor the Depository shall be responsible for any penalties imposed for premature withdrawal or redemption of time deposit cerificates or other investments or for any tax or other penalty resulting from any contribution, investment, withdrawal or other distribution (including a required minimum distribution) selected by you or required under the terms of the Plan.

J. MISCELLANEOUS

1. NON-FORFEITABLE Your interest in your IRA is at all times fully vested and nonforfeitable.

2. REPORTING REQUIREMENTS If you make a nondeductible contribution to your IRA, you must report the contribution on Form 8606 attached to your tax return for the year the contribution is made. If a trans-action has occurred for which a tax is imposed, such as an excess contribution (as described in Section I), a premature distribution, a failure to make a minimum distribution, or if you have an excess accumulation in your IRA, you are required to file Form 5329 with your income tax return to report the transaction and calculate the tax due. Form 5329 must be filed with your federal income tax return on the due date, generally April 15, of the following tax year. These filings are not required if there is no activity in the IRA other than the addition of deductible contributions, the crediting of earnings, or the taking of allowable distributions.

3. Additional Information If you need guidance as to the applicability of any of the rules described in this Disclosure Statement, you should consult your legal or tax advisor. Additional information about the rules concerning your IRA is provided by the free Internal Revenue Service Publication 590, Individual Retirement Arrangements, available from any Internal Revenue Service District Office.

4. QUALIFIED IRA Your IRA utilizes the language of Internal Revenue Service Form 5305-A Individual Retirement Custodial Account (including additional language permitted by the Internal Revenue Service) and is a pre-approved and qualified IRA. Internal Revenue Service approval represents a determination as to the form of the Plan and not as to the investment merits of the Plan. An IRA created or organized in the United States for the exclusive use of an IRA account holder or his or her beneficiaries qualifies as an IRA if the written instrument creating the IRA contains the statutory and regulatory requirements described in this Disclosure Statement.

5. QUALIFIED CUSTODIANT he Custodian of an IRA plan must be a bank, savings and loan association, or other qualified person permitted by the Internal Revenue Service to act as a custodian of IRA plans. The Custodian of your IRA is a qualified Custodian.

6. REQUIREMENTS FOR AN INDIVIDUAL RETIREMENT ACCOUNT An individual retirement account is a trust or custodial account set up in the United States for your exclusive benefit or for the benefit of your beneficiaries. The account is created by a written document. The document must show that the account meets all of the following requirements:

A. The Trustee or Custodian must be a bank, a federally insured credit union, a savings and loan association, or an entity approved by the IRS to act as trustee or custodian.

B. The Trustee or Custodian generally cannot accept contributions of more than $2,000 a year. However, rollover contributions and employer contributions to a simplified employee pension (SEP), as explained later, can be more than $2,000.

C. Your contributions must be in cash, except that rollover contributions can be property other than cash.

D. The amount in your account must be fully vested (you must have a nonforfeitable right to the amount) at all times.

E. Money in your account cannot be used to buy a life insurance policy.

F. Assets in your account cannot be combined with other property, except in a common trust fund or common investment fund.

G. You must start receiving distributions from your account by April 1 of the year following the year in which you reach age 70 1/2.



Form 5305-A

INDIVIDUAL RETIREMENT CUSTODIAL ACCOUNT

(REV. OCTOBER 1992)

(UNDER SECTION 408(A) OF THE INTERNAL REVENUE CODE)
DO NOT FILE WITH INTERNAL REVENUE SERVICE

The Depositor who completes and signs the IRA Adoption Agreement is establishing an Individual Retirement Account (under Section 408(a) of the Internal Revenue
Code) to provide for his or her retirement and for the support of his or her beneficiaries after death.

The Custodian named in the IRA Adoption Agreement has given the Depositor the Disclosure Statement required under Regulations Section 1.408-6.

The Depositor has deposited with the Custodian a sum in cash (or other assets as a rollover or transfer contribution) with which to open the account.

The Depositor and the Custodian make the following agreement:

ARTICLE I

The Custodian may accept additional cash contributions on behalf of the Depositor for a tax year of the Depositor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in Section 402(c) (but only after December 1, 1992), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in Section 408(k). Rollover contributions before January 1, 1993, include rollovers described in Section 402(a)(5), 402(a)(6), 402(a)(7), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in Section
408(k).

ARTICLE II

The Depositors interest in the balance in the custodial account is nonforfeitable.

ARTICLE III

1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of Section 408(a)(5) of the Code). 2. No part of the custodial funds may be invested in collectibles (within the meaning of Section 408(m) of the Code) except as otherwise permitted under Section 408(m)(3) relating to certain gold and silver coins issued by the U.S. Government or under the laws of any state.

ARTICLE IV

1. Notwithstanding any provision of this agreement to the contrary, the distribution of the Depositors interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with
Section 408(a)(6) and Proposed Regulations Section 1.408-8, including the incidental death benefit provisions of Proposed Regulations Section 1.401(a)(9)-2, the provisions of which are incorporated by reference.

2. Unless otherwise elected by the time distributions are required to begin to the Depositor under Paragraph 3, or to the surviving spouse under Paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Depositor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

3. The Depositors entire interest in the custodial account must be or begin to be, distributed by the Depositors required beginning date, the April 1 following the calendar year end in which the Depositor reaches age 70 1/2. By that date, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:

A. A single sum payment.

B. An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Depositor.

C. An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Depositor and his or her designated beneficiary.

D. Equal or substantially equal annual payments over a specified period that may not be longer than the Depositors life expectancy.

E. Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Depositor and his or her designated beneficiary.

4. If the Depositor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

A. If the Depositor dies on or after the Depositors required beginning date, distribution must continue to be made in accordance with Paragraph 3.

B. If the Depositor dies before the Depositors required beginning date, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either

(i) Be distributed by the December 31 of the year containing the fifth anniversary of the Depositors death, or

(ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Depositors death. If, however, the beneficiary is the Depositors surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Depositor would have turned 70 1/2.

C. Except where distribution in the form of an annuity meeting the requirements of Section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Depositors required beginning date, even though payments may actually have been made before that date.

D. If the Depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

5. In the case of distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Depositors entire interest in the Custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the Depositor (or the joint life and last survivor expectancy of the Depositor and the Depositors designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under Paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Depositor and designated beneficiary as of their birthdays in the year the Depositor reaches age 70 1/2. In the case of a distribution in accordance with Paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiarys birthday in the year distributions are required to commence.

6. The owner of two or more Individual Retirement Accounts may use the alternative method described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one Individual Retirement Account the amount required to satisfy the requirement for another.


ARTICLE V

1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under Section 408(i) and Regulations Sections 1.408-5 and 1.408-6.

2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor as prescribed by the Internal Revenue Service.

ARTICLE VI

Notwithstanding any other Articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional Articles that are not consistent with Section 408(a) and the related regulations will be invalid.

ARTICLE VII

This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear on the IRA Adoption Agreement.

ARTICLE VIII

8.1. DEFINITIONS As used herein, the following terms have the following meanings, unless a different meaning is clearly required by the context:

A. ACCOUNT, INDIVIDUAL RETIREMENT ACCOUNT, OR IRA The Individual Retirement Account under Section 408(a) of the Code established by the Depositor under this Agreement.

B. IRA ADOPTION AGREEMENT The IRA Adoption Agreement by which the Depositor adopts this Plan.

C. BENEFICIARY The person or persons designated by the Depositor in writing, filed with the Custodian, to receive benefits under this Agreement upon his or her death, or the persons described in Paragraph 8.13 who receive benefits if no such designation is made.

D. CODE The Internal Revenue Code of 1986, as amended.

E. DEPOSITOR The individual who establishes and owns the Individual Retirement Account and becomes a party to this Agreement by executing the IRA Adoption Agreement. The Depositor may be referred to as Depositor, Account holder or Participant in the IRA Adoption Agreement and related administrative forms.

F. DEPOSITORY The financial institution or other entity where the IRA is established, including any successor(s) under this Plan. The Depository is designated on the IRA Adoption Agreement.

G. CUSTODIAN The Custodian is the Depository unless otherwise designated on the IRA Adoption Agreement (including any successor(s) under this Plan).

H. IRA PLAN OR PLAN This agreement including the IRA Adoption Agreement used to establish this IRA.

8.2 INVESTMENT DIRECTION BY DEPOSITOR The Depositor will be solely responsible for the direction and management of all investments of the funds in his or her IRA. The IRA may be invested in such investments as are made available for the investment of the IRA funds from time to time. In addition, funds in the IRA may be invested and re-invested in such investments as the Depositor may direct, as are legally authorized and available. Investment direction shall be given by the Depositor in a reasonable and timely manner acceptable to the Custodian and the Depository. Upon the Depositors death, the Depositors Beneficiary(ies) shall be solely responsible for investment directions and the investment provisions of this Paragraph 8.2, and Paragraph 8.3 if applicable, shall be applied to such Beneficiary(ies) as if he, she, or they were the Depositor.

8.3 INVESTMENTS OTHER THAN SAVINGS AND TIME DEPOSITS

A. If IRA investments are offered by the Custodian and/or the Depository in investments other than savings and time deposit accounts in the Depository, the Depositor may direct investment of the IRA funds in investments which the Depository makes available to the IRA. The provisions of this Paragraph 8.3 will apply if the Depositor elects to self-direct his or her IRA into investment vehicles other than savings and time deposits of the Depository.

B. The Depositor may be required to open a savings transaction account for the IRA with the Custodian or the Depository (or any affiliate of the Custodian or the Depository) to initially receive all contributions to the IRA. If required, the balance from time to time in such account will be used to transact the Depositors self-directed IRA investments. The Depository reserves the right to require a minimum balance in the savings transaction account. The savings transaction account will earn interest at the rate in effect at the Depository from time to time on such accounts. All funds in the IRA, the investment of which is not otherwise directed by the Depositor, will remain in such account.

C. The Custodian and the Depository shall have no responsibility, liability or obligation to review, select or approve a self-directed investment. However, the Custodian and/or the Depository may object to and refuse to purchase a particular self-directed investment if sound administration or custody of the investment is not feasible, the investment presents burdensome valuation problems, or is otherwise prohibited by law, as determined by the Custodian and/or the Depository in their sole discretion. The Custodian and the Depository shall be fully protected and will have no liability in acting upon the Depositors direction.

D. FUNDS INVESTED IN INVESTMENTS OTHER THAN SAVINGS OR TIME DEPOSIT ACCOUNTS ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (FDIC), SECURITIES INVESTOR PROTECTION CORPORATION (SIPC) OR NATIONAL CREDIT UNION SHARE INSURANCE FUND (NCUSIF) MERELY BECAUSE THE CUSTODIAN OR DEPOSITORY IS AN INSTITUTION, THE ACCOUNTS OF WHICH ARE COVERED BY SUCH INSURANCE. ONLY INVESTMENTS IN SUCH ACCOUNTS OF SUCH AN INSTITUTION ARE INSURED BY FDIC, SIPC OR NCUSIF, SUBJECT TO THE APPROPRIATE RULES AND REGULATIONS.

E. If permitted by the Custodian, the Depositor may, if desired, have the funds in his or her IRA invested at the direction of a broker or other investment manager. The Depositor must execute and deliver to the Custodian an investment authorization in a form acceptable to the Custodian which will require the Custodian to accept direction regarding the investment of the funds in the IRA from such broker or investment manager. The Depositor agrees to indemnify and hold the Custodian and the Depository harmless in their reliance upon any certificate, notice, confirmation, instruction or other communication, written or oral, purported to have been delivered by the Depositor or at the Depositors direction or on the Depositors behalf for the investment of the IRA. Neither the Custodian nor the Depository will be responsible for any loss or breach of trust of any kind which may result from any action that they take in good faith in accordance with such certificate, notice, confirmation, instruction or other communication, whether written or oral. Any investment authorization shall remain in effect until specifically revoked by the Depositor in writing and such notification is received by the Custodian.

F. Neither the Custodian nor the Depository will be responsible in any manner for the performance, earnings, gain or loss on any investments directed by the Depositor or by an authorized broker or investment manager. Neither the Custodian nor the Depository offers investment advice regarding the investment of funds in the IRA. The Depositor agrees to indemnify and hold the Custodian and/or the Depository harmless against any and all liabilities, costs and expenses incurred by the Custodian as a result of acting or omitting to act in accordance with any directions delivered by the Depositor or on the Depositors behalf or in omitting to act in the absence of such directions to the Custodian and the Depository.

G. The Depositor has received the Disclosure Statement including the section dealing with financial disclosure. If the Depositor makes self-directed investments other than savings and time deposits, no projection of the growth in value of the IRA can reasonably be shown or guaranteed. The value of the IRA will be solely dependent upon the investments directed by the Depositor to fund the IRA. The method for computing and allocating the annual earnings (interest, dividends, etc.) on the investments selected by the Depositor will vary with the nature of the investments selected and will be set forth in the prospectus or contract for each such investment.

H. All proxy voting and similar rights exercised with respect to the IRA assets shall be exercisable solely by the Depositor, unless otherwise agreed in writing between the Trustee and the Depositor.

I. The investments made available by the Depository may be offered through or by affiliates of the Custodian or the Depository.

J. The Depositor agrees to complete any forms required by the Depository or the Custodian to properly administer these self-directed IRA provisions.

8.4 AVAILABLE INVESTMENTS All contributions to this IRA shall be invested and reinvested by the Custodian and/or the Depository as directed by the Depositor without distinction between principal and income in one or more of the following:

A. A class of savings accounts in the Depository (or any affiliate) which the Depository designates from time to time as available for the investment of IRA funds under this IRA arrangement.

B. In a common trust fund(s) and/or a common investment fund(s) administered by the Custodian or the Depository, including a fund or funds for which the Custodian or the Depository acts as Custodian or Trustee, which meets the requirements of Section 408(a)(5) of the Code and which is available for the investment of IRA funds under the IRA.

C. Any other form of investment available to the IRA as designated in the IRA Adoption Agreement or other direction from the Depositor.

8.5 ADMINISTRATIVE AND OTHER FEES The Custodian and the Depository may charge annual service fees or other administrative fees (for example a transfer, rollover or termination fee) in connection with the maintenance of the IRA in accordance with the fee schedule of the Custodian and the Depository in effect from time to time and as may change at any time. If such fees are not paid separately by the Depositor, they may be paid from the assets of the IRA. Any other reasonable expenses, including administrative expenses, legal fees, the cost of fiduciary insurance, or other matters, incurred by the Custodian and the Depository at the request of or necessitated by the actions of the Depositor, that are over and above the services set forth in the fee schedule, will be paid by the Depositor and the Depositor hereby agrees to pay such fees. If the Depositor has elected to self-direct investments other than savings and time deposits of the Depository, there may be additional fees, charged by the Custodian and the Depository. Such additional fees and charges are set forth in the current schedule of fees and the Depositor acknowledges receipt of a copy of such schedule and acknowledges that such fees are subject to change at any time. If any fees are not received by the Custodian and/or the Depository by the due date of such fees, the Custodian and/or the Depository may deduct the amount of the fee from the IRA even if it is necessary to liquidate or partially liquidate an investment in order to pay the required fees. In such event, the Custodian or the Depository may choose which investment to liquidate or partially liquidate in its sole discretion and neither the Custodian nor the Depository will have liability to the Depositor or any beneficiary for such selection and liquidation. In order to understand what other fees apply to particular investments selected by the Depositor, the Depositor must contact his or her investment representative, if applicable, and read the prospectus or contract describing the terms of the investment selected.

8.6 CUSTODIAN AND DEPOSITORY RESPONSIBILITIES The Custodian and/or the Depository shall perform such functions as may from time to time be necessary, appropriate or expedient for the administration of the IRA. These functions shall include, for example, depositing cash in non-interest-bearing accounts of the Custodians bank (or any affiliate bank) or the Depositorys bank (or any affiliate bank) pending distribution or for other reasons deemed appropriate by the Custodian. The Custodian and/or the Depository shall receive all contributions, make distributions and pay benefits from the IRA, shall maintain such records and file such statements and reports as may be required by law and shall do such other things as may be required in the proper administration of the IRA. The Custodian and/or the Depository shall use reasonable care in the administration of the IRA. The Custodian and/or the Depository shall be entitled to rely upon information and instructions submitted by or on behalf of the Depositor to the Custodian and/or the Depository, whether directly or indirectly. Neither the Custodian nor the Depository will have any liability regarding investments made at the direction of the Depositor or his or her beneficiary(ies) other than to carry out the duties imposed under this Agreement. If the Custodian and the Depository are not the same entity, the Depository shall have no duty under this Agreement and no responsibility for the administration of the IRA, except for such duties as are imposed by law with respect to financial institutions which accept IRAs for investment in savings accounts, certificates or other investments, or as otherwise agreed in writing between the Custodian and the Depository. The Custodian and/or the Depository may employ agents to fulfill IRA administrative requirements. The Custodian and the Depository shall only be liable under this Agreement for their bad faith, gross negligence or willful misconduct.

8.7 AMENDMENT OF AGREEMENT This Agreement is intended to be and to remain a qualified Individual Retirement Custodial Account within the meaning of Section 408(a) of the Code. For the sole purpose of assuring the continued compliance of this Agreement with the requirements of applicable law, the Custodian reserves the right to amend this Agreement consistent with the provisions of applicable law, pursuant to the provisions of Article VII and that the Depository, the Depositor and his or her beneficiaries shall be bound by these amendments. Pursuant to the provisions of Article VII, the Custodian may also make such other amendments to this Agreement from time to time as may be consistent with the provisions of applicable law, which amendments will be effective when the Depository and the Depositor have consented thereto. Such consent shall include passive consent upon 30 days notice of an amendment to the Depository and the Depositor. No amendment may be made to deprive the Depositor or his or her beneficiaries of benefits under the IRA made prior to the amendment, except for amendments necessary to conform this Agreement to the requirements of the Employee Retirement Income Security Act of 1974, the Code or other applicable law, regulation or ruling. The Custodian is authorized to make retroactive amendments.

8.8 RECORDS AND REPORTS The Custodian and/or the Depository shall from time to time, but at least annually, render to the Depositor or his or her beneficiaries, as appropriate, an accounting of the IRA transactions. As required by applicable law or regulation, the Custodian and/or the Depository will furnish the Depositor with a statement of contributions, earnings, withdrawals, charges and ending balance for each calendar year for the IRA. The Custodian shall prepare and file such reports as are required under Article V of this agreement. The Depository shall arrange for such reports and information to be provided to the Depositor regarding the investment of the funds in the IRA as may be reasonably necessary to enable the Depositor to direct the investment and re-investment of the account.

8.9 EARLY WITHDRAWAL AND OTHER PENALTIES Neither the Custodian nor the Depository shall be responsible for any penalties imposed for premature withdrawal or redemption of time deposit certificates or other investments, or for any tax or other penalty resulting from any contribution, investment, withdrawal or other distribution (including a required minimum distribution) selected by the Depositor or required under the terms of this Agreement.

8.10 INTERPRETATION This Agreement is intended to create a qualified Individual Retirement Account within the meaning of Section 408(a) of the Code, and each provision is intended to be consistent with Section 408(a) of the Code and the regulations thereunder.

8.11 CALCULATION OF LIFE EXPECTANCY Notwithstanding the provisions of Paragraph 2 of Article IV, unless the Depositor elects to recalculate life expectancies in a written election furnished to the Custodian no later than the Depositors required beginning date, the Depositors life expectancy (and the life expectancy of the Depositors spouse, if any and if known) will be recalculated or not recalculated in accordance with the Custodians standard procedures as provided to the Depositor in a notice. If the beneficiary is the Depositors surviving spouse and the Depositor dies before the Depositors required beginning date, the Depositors surviving spouse may elect to recalculate such spouses life expectancy, but unless the Depositors surviving spouse elects to recalculate his or her life expectancy in a written election furnished to the Custodian no later than the date distributions are required to begin to such spouse under the applicable payment election, such spouses life expectancy will not be recalculated. In addition to any other fees which the Custodian or the Depository may impose under Paragraph 8.5, a fee may be imposed for services under this Paragraph.

8.12 FAILURE TO ELECT METHOD OF DISTRIBUTION Notwithstanding the provisions of Paragraph 3 of Article IV, if the Depositor fails to elect a method of distribution described in Paragraph 1 of Article IV by the Depositors required beginning date for IRA distributions, the Custodian will make distribution to the Depositor in the form of a single, lump sum payment only if the balance in the Depositors IRA on such required beginning date is less than or equal to $5,000 (or a lesser designated amount). If such balance exceeds the designated amount ($5,000 or a lesser designated amount), payments will be made to the Depositor on an annual basis beginning on such required beginning date and extending over a period equal to the Depositors life expectancy calculated as of the year the Depositor attains age 70 1/2, with such life expectancy not being recalculated. During the period of such annual payments, the Depositor, as permitted by Paragraph 1 of Article IV, may elect to have distribution made on an accelerated basis at any time by a written election furnished to the Custodian. The due date of the required election by the Depositor under this Paragraph 8.12 and the designated amount may be otherwise set as permissible under the law by the Custodian in a written notice provided to the Depositor.


8.13 DESIGNATION OF BENEFICIARY The Depositor may designate or redesignate his or her beneficiary in a written designation furnished to the Custodian on a form provided or approved by the Custodian for this purpose. Unless otherwise provided in the written beneficiary designation, the IRA will be divided equally among the primary beneficiaries or, if none survive the Depositor, the secondary beneficiaries. If the Depositor fails to validly designate a beneficiary, or if no designated beneficiary survives the Depositor, the Depositors surviving spouse shall be the beneficiary, or if the Depositor does not leave a surviving spouse, the Depositors estate shall be the beneficiary. Except as otherwise provided by the Depositor, or except as otherwise provided in Paragraph 8.14, if a beneficiary dies before the complete distribution of his or her interest in the IRA, any benefits which would have been payable to such beneficiary shall be paid to such beneficiarys estate. Any beneficiary may, from time to time, elect to accelerate the distribution of his or her interest in the IRA, in whole or in part. Except to the extent that such actions may be permitted by Paragraph 8.14, the beneficiary may not designate a beneficiary to receive any payments or distributions from the IRA or make additional contributions to the IRA. The Depositor may specify the method of payment to the beneficiary. If no such specification is made, the beneficiary will have the right to elect a method of payment of his or her distributions. Any specified or elected method of payment must conform with the provisions of Article IV. The Depositor may limit or eliminate any right or power granted under this Agreement to any beneficiary (including the Depositors surviving spouse) so long as such limitation is consistent with applicable law and regulations.

8.14 PROVISIONS APPLICABLE TO THE DEPOSITORS SPOUSE Unless specifically provided to the contrary by the Depositor in the beneficiary designation, if the Depositors spouse is the beneficiary, such spouse may elect to treat his or her interest in the Depositors IRA as the spouses IRA in accordance with applicable Internal Revenue Service regulations. In such event all of the terms, conditions and restrictions of this Agreement shall be applied as if the spouse were the Depositor. Notwithstanding the provisions of Paragraph 4(b) of Article IV, if the Depositor dies before the Depositors required beginning date and if the Depositors spouse is the Beneficiary and such spouse does not elect either of the distribution options described in (i) or (ii) of Paragraph 4(b) of Article IV by December 31 of the year following the year of the Depositors death, then the spouse will be deemed to have elected to treat the Depositors IRA as the spouses IRA. The Depositors surviving spouse may designate in writing one or more beneficiaries to receive any benefits otherwise payable to such spouse under this Agreement which are not completely distributed to such spouse prior to his or her death.

8.15 GOVERNING LAW If any provision of this Agreement shall be held by a court of appropriate jurisdiction to be invalid or unenforceable, the remaining provisions of this Agreement shall continue to be fully effective. The provisions of this Agreement shall be construed, administered and enforced according to the laws of the state where the Custodian has its principal place of business, and the Custodian shall be liable to account only in the courts of such state.

8.16 RESIGNATION OR REMOVAL OF CUSTODIAN

A. The Custodian may resign as Custodian of the Plan. In addition, the Custodian may be removed as Custodian of the Plan by the Depositor. The Custodian resignation or removal may take place only after 30 days have passed since the receipt of written notice of resignation or removal by the other party and all fees have been paid by the Depositor.

B. If the Custodian resigns or is removed as Custodian, the Custodian and/or the Depository and the Depositor agree to sign all documents necessary to transfer any assets in its custody to the successor custodian or trustee appointed by the Depositor or a court of appropriate jurisdiction and to provide a full, complete and satisfactory accounting to the Depositor. The successor custodian or trustee shall be a bank or other institution authorized to act as a Custodian or Trustee for IRAs.

C. The transfer of the assets of the Plan shall be made at the same time as an accounting is made by the Custodian and the Custodian shall endorse, transfer, convey and deliver to the successor custodian or trustee all of the funds, accounts or other property then held by it under the Plan, together with the records reasonably required for the successor custodian or trustee to properly administer the Plan.

D. The Custodian and/or the Depository may, without the direction or approval of the Depositor, withhold from the Plan assets reasonable amounts as shall be necessary to provide for any payment of either or both of their expenses, compensation and any claims chargeable against the Plan assets for which the Custodian and/or the Depository may be liable. If the amounts withheld by the Custodian and/or the Depository are not adequate, either or both of them shall be entitled to reimbursement for any deficiency from the Depositor.

E. If the Custodian resigns as Custodian pursuant to this Paragraph 8.16 and if the Depositor does not appoint a successor custodian or trustee after 30 days written notice of such resignation by the Custodian, the Custodian is expressly authorized to make a total distribution to the Depositor of his or her IRA funds, less any fee or other payments due to the Custodian and/or the Depository. In the case that the Custodian must distribute the Depositors IRA funds as authorized under this Paragraph 8.16(e), the Depositor and his or her Beneficiary(ies) shall hold the Custodian and the Depository harmless for any consequence, including any penalties or tax consequences, caused by such distribution.

8.17 MISCELLANEOUS PROVISIONS The following miscellaneous provisions will apply to this Agreement.

A. Except as required by law, no benefits, payments or proceeds of the Depositors IRA will be subject to the claims of creditors of the Depositor or his or her beneficiary. Neither the Depositor nor his or her beneficiary may anticipate, sell, pledge, encumber or assign benefits, payments or proceeds from the IRA.

B. The IRA is established for the exclusive benefit of the Depositor and his or her beneficiary(ies).

C. Taxes of any and all kinds that may be levied or assessed under existing or future laws upon or with respect to the IRA, or any money or the property forming a part thereof, or the income therefrom, shall be paid out of the IRA. If the Depositor is liable for a tax on the IRA and if the Custodian and/or the Depository pays the tax pursuant to a legal requirement that would make the Custodian and/or the Depository liable for the tax or penalties or interest if not paid by the Depositor or his or her beneficiary(ies), the amount paid will be reimbursed to the Custodian and/or the Depository from the IRA.

D. The Custodian and the Depository will not be liable except for their own bad faith, gross negligence or willful misconduct. The Custodian and the Depository will be fully protected in acting in accordance with written instructions or authorizations from the Depositor or, following the Depositors death, his or her beneficiaries. If the Depositor or his or her beneficiaries are incapable of giving instructions or authorizations to the Custodian, the Custodian may (but is not required to) act and is protected in acting without instructions or authorizations, as in its discretion it deems appropriate and advisable in the circumstances.

E. The Depositor (or any Beneficiary) must notify the Custodian of any address changes.

F. Unless otherwise provided in this Plan, any notice mailed to the Depositor (or any Beneficiary) shall be considered effective when mailed to the latest address of such person in the Custodians records. Any notice, including address changes, provided to the Custodian and/or the Depository by the Depositor (or any Beneficiary) shall be effective when actually received.

G. Whenever the phrase Custodian and/or Depository is used with regard to procedural requirements of the IRA, such term refers to one or both entities as further clarified in the administrative forms used for this IRA or the procedures applicable to the IRA. For purposes other than procedural purposes, when this phrase appears it will be read to mean either or both of the entities as is applicable under the circumstances.

8.18 SIMPLIFIED EMPLOYEE PENSION PLAN If the Depositor has executed this Agreement in connection with a Simplified Employee Pension Plan (SEP) pursuant to Section 408(k) of the Code, the contributions to the IRA on behalf of the Depositor made by the Depositors employer will be governed by those sections of the Code applicable to SEPs. The Depositor shall, if required by the Custodian or the Depository, deliver a written form to the Custodian and/or the Depository indicating that the contribution is eligible to be treated as a SEP-IRA contribution. The Custodian may rely upon such statement and may treat the contribution as a SEP-IRA thereafter. In addition to being subject to the terms of this Agreement, the Depositors IRA will be subject to all provisions applicable to the SEP. The Depositor will provide the Custodian and/or the Depository (as required) a copy of the employers SEP governing documents.


INSTRUCTIONS

(Section references are to the Internal Revenue Code unless otherwise noted.)

PURPOSE OF FORM FORM 5305-A is a model custodial account agreement that meets the requirements of Section 408(a) and has been automatically approved by the IRS. An Individual Retirement Account (IRA) is established after the form is fully executed by both the Individual (Depositor) and the Custodian and to make a deductible or nondeductible contribution for a particular tax year must be completed no later than the due date of the Individuals income tax return for the tax year (without regard to extensions). This account must be created in the United States for the exclusive benefit of the Depositor or his/her beneficiaries.

Individuals may rely on regulations for the Tax Reform Act of 1986 to the extent specified in those regulations.

Do not file Form 5305-A with the IRS. Instead keep it for your records.

For more information on IRAs, including the required disclosure you can get from your custodian, get Pub. 590, Individual Retirement Arrangements (IRAs).

DEFINITIONS

CUSTODIAN The Custodian must be a bank or savings and loan association, as defined in Section 408(n), or other person who has the approval of the Internal Revenue Service to act as Custodian.

DEPOSITOR The depositor is the person who establishes the custodial account.

IDENTIFYING NUMBER An employees Social Security number will serve as the identification number of his or her IRA. An employer identification number is only required for an IRA for which a return is filed to report unrelated business taxable income. An employer identification number is required for a common fund created for IRAs.

IRA FOR NON-WORKING SPOUSE Form 5305-A may be used to establish the IRA custodial account for the nonworking spouse.

Contributions to an IRA custodial account for a nonworking spouse must be made to a separate IRA custodial account established by the nonworking spouse.

SPECIFIC INSTRUCTIONS

ARTICLE IV -- Distributions made under this article may be made in a single sum, periodic payment, or a combination of both. The distribution option should be reviewed in the year the Depositor reaches age 70 1/2 to ensure that the requirements of Section 408(a)(6) have been met.

ARTICLE VIII and any that follow it may incorporate additional provisions that are agreed to by the Depositor and Custodian to complete the agreement. These may include, for example, definitions, investment powers, voting rights, exculpatory provisions, amendment and termination, removal of Custodian, Custodians fees, state law requirements, beginning date of distributions, accepting only cash, treatment of excess contributions, prohibited transactions with the Depositor, etc. Use additional pages if necessary and attach them to this form.

Note: Form 5305-A may be reproduced and reduced in size for adoption to passbook purposes.